EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statements (Form S-8 Nos. 333-268642 and 333-235910) pertaining to the 2019 Employee Stock Purchase Plan of Resources Connection, Inc.,

(2) Registration Statement (Form S-8 No. 333-201042) pertaining to the 2020 Performance Incentive Plan, 2014 Performance Incentive Plan and Employee Stock Purchase Plan of Resources Connection, Inc.,

(3) Registration Statement (Form S-8 No. 333-158499) pertaining to the 2020 Performance Incentive Plan, 2014 Performance Incentive Plan, 2004 Performance Incentive Plan and Employee Stock Purchase Plan of Resources Connection, Inc.,

(4) Registration Statement (Form S-8 No. 333-142145) pertaining to the 2020 Performance Incentive Plan, 2014 Performance Incentive Plan, 2004 Performance Incentive Plan and 1999 Long-Term Incentive Plan of Resources Connection, Inc.,

(5) Registration Statement (Form S-8 No. 333-127579) pertaining to the 2020 Performance Incentive Plan, 2014 Performance Incentive Plan and 2004 Performance Incentive Plan of Resources Connection, Inc., and

(6) Registration Statement (Form S-8 No. 333-283845) pertaining to the 2020 Performance Incentive Plan of Resources Connection, Inc.

of our reports dated July 24, 2026, with respect to the consolidated financial statements of Resources Connection, Inc., and the effectiveness of internal control over financial reporting of Resources Connection, Inc., included in this Annual Report (Form 10-K) of Resources Connection, Inc. for the year ended May 30, 2026.

/s/ Ernst & Young LLP
Irvine, California
July 24, 2026